Exhibit 99.1

Contacts:	Michael H. Carrel
Executive Vice President and CFO
(952) 844-3113
mcarrel@ZAMBAsolutions.com

FOR IMMEDIATE RELEASE

ZAMBA SOLUTIONS ANNOUNCES FINANCING

MINNEAPOLIS – May 17, 2004 – ZAMBA Solutions (OTC BB: ZMBA) today announced it has raised $750,000 in a convertible debt private placement with Pandora Select Partners LP (“Pandora).

“This is a great deal for Zamba providing us with the necessary capital to focus on building the operations of our business and helping us to strategically position the company to take advantage of any other opportunities that we believe will increase shareholder value,” said Michael Carrel, Chief Financial Officer of Zamba. “Additionally, we are pleased with the flexible structure and terms of this financing.”

Terms of the financing require Zamba to pay interest only on the debt on a monthly basis through August 2004, and interest and principal over the following 15 months.  Zamba has the option, subject to certain conditions and limitations, to pay each monthly installment with its common stock or cash.  Repayments using common stock will be at a twelve percent discount from the average closing bid price for the thirty days prior to that payment.  Zamba may also prepay the outstanding balance of the debt with no prepayment penalty.  In connection with the financing, Zamba also issued Pandora a five-year warrant to purchase up to 1,339,286 shares of Zamba’s common stock at an exercise price of $0.28 per share.

In addition, Zamba agreed to file a registration statement with the U.S. Securities and Exchange Commission covering the issuance or resale of the shares of Zamba’s common stock which may be issued in connection with the note and warrant issued to Pandora.

About ZAMBA Solutions

ZAMBA Solutions is a premier customer care services company.  We help our clients be more successful in: acquiring, servicing, and retaining their customers.  Having served over 300 clients, ZAMBA is focused on customer-centric services by leveraging best practices and best-in-class technology to enable insightful, consistent interactions across all customer touchpoints.

ZAMBA’s clients have included Best Buy, Canon, GE Medical Systems, Direct Energy Essential Home Services, Fleet Bank, Hertz, General Mills, Microsoft Great Plains, Nikon, Northrop Grumman, Symbol Technologies, Union Bank of California, and Volkswagen of America. The company has offices in Minneapolis, San Jose and Toronto. For more information, contact ZAMBA at www.ZAMBAsolutions.com or (800) 677-9783.

Safe Harbor Statement

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward looking statements. Factors that impact such forward looking statements include, among others, our ability to obtain consulting engagements, our ability to maintain and grow our revenues and profitability, our ability to identify and execute positive corporate opportunities, the growth rate of the marketplace for customer-centric solutions, our ability to develop skills in implementing customer-centric solutions, the ability of our partners to maintain competitive products, the impact of competition and pricing pressures from actual and potential competitors with greater financial resources, our ability to obtain large-scale consulting services agreements, our ability to fund our operations, client decision-making processes, changes in expectations regarding the information technology industry, our ability to hire and retain competent employees, possible changes in collections of accounts receivable, changes in general economic conditions and interest rates, and other factors identified in our filings with the Securities and Exchange Commission.

“ZAMBA Solutions” is a trade name under which Zamba Corporation conducts operations.